UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2026

Cumulus Media Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	82-5134717
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

780 Johnson Ferry Road NE, Suite 500, Atlanta, GA		30342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Prepackaged Debt Restructuring Pursuant to Restructuring Support Agreement

Cumulus Media Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Company Parties”), intend to implement a comprehensive debt restructuring (the “Restructuring”) in accordance with a Restructuring Support Agreement and ABL Commitment Letter (each as defined below) with its key debtholders. The Restructuring is expected to substantially deleverage the Company’s balance sheet by over $592 million through an equitization of a substantial portion of the Company’s funded debt and to reduce the Company’s annual cash interest expense by approximately $49 million.

The Restructuring Support Agreement contemplates effectuating the Restructuring through a joint prepackaged plan of reorganization (the “Plan”) of the Company Parties in voluntary cases (the “Chapter 11 Cases”) filed on March 4, 2026 (the “Petition Date”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company does not expect any adverse operational impact from the Restructuring and plans to continue to operate and pay vendors and employees in the ordinary course of business as “debtors in possession” under the jurisdiction of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Capitalized terms used but not defined herein have the meanings given to them in the Restructuring Support Agreement and the term sheet attached thereto as Exhibit A (the “Restructuring Term Sheet”).

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement and ABL Commitment Letter

In furtherance of the contemplated Restructuring, on March 4, 2026, prior to launching the Solicitation (as defined below) and prior to commencing the Chapter 11 Cases, the Company Parties entered into a (i) restructuring support agreement (together with all schedules, annexes, and exhibits attached thereto, the “Restructuring Support Agreement”) with an ad hoc group of (a) certain lenders (the “Consenting 2029 Term Loan Lenders”) of the Company’s outstanding term loans under that certain Credit Agreement, dated as of May 2, 2024 (the “2029 Credit Agreement”) and (b) certain holders (the “Consenting 2029 Noteholders” and, together with Consenting 2029 Term Loan Lenders, the “Consenting 2029 Holders”) of the Company’s 8.00% senior secured first-lien notes due 2029 issued under that certain Indenture, dated as of May 2, 2024 (the “2029 Indenture”) and (ii) that certain commitment letter (together with all schedules, annexes, and exhibits attached thereto, the “ABL Commitment Letter”) with Fifth Third Bank, as administrative agent, and the lenders from time to time party (the “ABL Parties”) to that certain Credit Agreement, dated as of March 6, 2020 (the “ABL Credit Agreement” and the facility thereunder, the “Existing ABL Credit Facility”). Pursuant to the Restructuring Support Agreement, the Consenting 2029 Holders have agreed, subject to certain terms and conditions, to, among other things, support the Plan.

The material terms of the Plan are set forth in the Restructuring Term Sheet (the transactions described therein, the “Restructuring Transactions”), which terms, subject to Bankruptcy Court approval, include, among other things:

•	all existing equity securities of the Company, including the Class A common stock and Class B common stock, shall be cancelled and the holders of such interests will not receive or retain any recovery or distribution;

•	each holder of a claim under the Existing ABL Credit Facility shall receive its pro rata share of new loans under an amended and restated ABL Credit Agreement;

•	each holder of a secured claim under the 2029 Credit Agreement and the 2029 Indenture shall receive its pro rata share of (a) $50 million of newly issued convertible notes (the “Exit Notes”) and (b) new Class A and Class B common stock (the “New Common Stock”) issued by the reorganized Company (the “Reorganized Company”) and/or warrants that are exercisable for New Common Stock (the “Special Warrants”), which New Common Stock (inclusive of the shares issuable upon the full exercise of the Special Warrants) will constitute, in the aggregate, 95% of the New Common Stock issued on the effective date of the Plan (the “Plan Effective Date”), subject to dilution on account of the 10% of the New Common Stock reserved for the management incentive plan (the “MIP Equity”);

•	each holder of claims under the 2026 Credit Agreement and 2026 Indenture (each, as defined below) and each holder of deficiency claims under the 2029 Credit Agreement and the 2029 Indenture shall receive its pro rata share of the New Common Stock and/or Special Warrants, which New Common Stock (inclusive of the shares issuable upon the full exercise of the Special Warrants) will constitute, in the aggregate, 5% of the New Common Stock issued on the Plan Effective Date, subject to dilution on account of the MIP Equity;

•	each holder of a general unsecured claim shall be paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to its claim; and

•	certain other holders and creditors will receive treatment as detailed in the Restructuring Term Sheet and the Plan.

Commitments

In accordance with the Restructuring Support Agreement, each Consenting 2029 Holder agreed, among other things, to (i) timely take all reasonable actions necessary to support, implement and consummate the Restructuring Transactions and vote in favor of the Plan on a timely basis following commencement of the Solicitation; (ii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; (iii) not object to, delay, impede or take any other action to interfere with acceptance, implementation or consummation of the Restructuring Transactions; (iv) give any notice, order, instruction or direction to the applicable agents and trustees, reasonably necessary to give effect to the Restructuring Transactions; and (v) negotiate in good faith and execute and implement certain definitive documents that are consistent with the Restructuring Support Agreement.

In accordance with the Restructuring Supporting Agreement, the Company Parties agreed, among other things, to (i) pursue, cooperate, support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement; (ii) to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment; (iii) use commercially reasonable efforts to obtain any and all required regulatory or other third-party approvals for the Restructuring Transactions; (iv) negotiate in good faith and take all steps reasonably necessary to execute and deliver any required agreements to effectuate and consummate the Restructuring Transactions; (v) use commercially reasonable efforts to obtain additional support for the Restructuring Transactions from other stakeholders; (vi) provide counsel for the Consenting 2029 Holders a reasonable opportunity to review draft copies of certain documents that the Company Parties intend to file with Bankruptcy Court; (vii) not object to, delay, impede or take any other action to interfere with acceptance, implementation or consummation of the Restructuring Transactions; and (viii) not modify the Plan, in whole or in part, in a manner that is not consistent with the Restructuring Support Agreement in all material respects.

Milestones

The Restructuring Support Agreement contains various milestones (the “Milestones”), or dates by which the Company Parties are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Restructuring Transactions, including the following:

•	the Company Parties shall launch the Solicitation by no later than March 4, 2026;

•	by no later than three days after the Petition Date, the Bankruptcy Court shall have entered an order setting the date of the hearing to confirm the Plan and an interim order approving the Company’s use of cash collateral;

•	by no later than 30 days after the Petition Date, the Bankruptcy Court shall have entered an order authorizing and approving the Company’s use of cash collateral on a final basis and setting forth the terms and conditions for such use (the “Final Cash Collateral Order”); provided, that this Milestone may be extended by the Company Parties by up to 25 days if the purpose of such extension is solely to align the hearing on the Final Cash Collateral Order with the hearing to consider confirmation of the Plan;

•	by no later than 55 days after the Petition Date, the Bankruptcy Court shall have entered an order confirming the Plan (the “Confirmation Order”); and

•	by no later than 75 days after entry of the Confirmation Order, the Plan Effective Date shall have occurred; provided, that this Milestone may be extended by the Company Parties by up to 120 days solely to the extent the Company Parties have otherwise complied with the Restructuring Support Agreement and the definitive documents and all conditions to the Plan Effective Date have been satisfied other than (i) the receipt of required regulatory or other governmental approvals and (ii) any conditions that, by their nature, can only be satisfied on the Plan Effective Date.

Termination; Amendment

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including: (i) the failure to meet any of the Milestones; (ii) the occurrence of certain material breaches of the terms of the Restructuring Support Agreement; (iii) the mutual agreement of the Company Parties and the Required Consenting 2029 Holders; and (iv) in the case of the Company Parties, if the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable law; provided, that the applicable Company Party provides a customary “fiduciary out” notice to the counsel to the Consenting 2029 Holders within two business days after the date of such determination.

The Restructuring Support Agreement shall automatically terminate upon the occurrence of the Plan Effective Date and may be amended with the consent of the Required Consenting 2029 Holders and the Company Parties.

Although the Company intends to pursue the Restructuring in accordance with the terms in the Restructuring Support Agreement, there can be no assurance that the Company will be successful in completing a restructuring or any similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms, or at all.

The foregoing description of the Restructuring Support Agreement, including the Restructuring Term Sheet, is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the Restructuring Support Agreement have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, and (iii) have been included in the agreements for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petitions for Reorganization under Chapter 11

On March 4, 2026 (i.e., the Petition Date), the Company Parties filed voluntary petitions to commence the Chapter 11 Cases in the Bankruptcy Court to implement the Plan effectuating the Restructuring in accordance with the Restructuring Support Agreement and the ABL Commitment Letter. On March 4, 2026, prior to commencing the Chapter 11 Cases, the Company commenced the solicitation of the Plan (“Solicitation”) with a related disclosure statement (“Disclosure Statement”). The Company has requested that the Bankruptcy Court administer the Chapter 11 Cases jointly for administrative purposes only under the caption In re Cumulus Media Inc., et al.

The Company Parties continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties have filed with the Bankruptcy Court customary motions seeking “first day” relief intended to ensure the Company Parties’ ability to continue their ordinary course operations during the Chapter 11 Cases, including the authority to use cash collateral, pay employee wages and benefits and vendors and suppliers in the ordinary course of business, and other customary operational and administrative relief.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.01 above constitutes an event of default that accelerated the Company’s obligations under the following instruments (the “Debt Instruments”):

•	the ABL Credit Agreement;

•	the 2029 Credit Agreement;

•	the 2029 Indenture;

•	the Credit Agreement, dated as of September 26, 2019, by and among Cumulus Media Intermediate Inc., Cumulus Media New Holdings, Inc. (“Holdings”) and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto (the “2026 Credit Agreement”); and

•	the Indenture, dated as of June 26, 2019, by and among Holdings, as issuer, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, pursuant to which Holdings issued 6.75% senior notes due 2026 (the “2026 Indenture”).

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2026, Thomas Castro and Brian Kushner resigned from their positions as directors of the Company effective immediately. Neither of the directors resigned as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Immediately following such resignations, Elizabeth Abrams and David Tolley were appointed directors of the Company. In accordance with the Restructuring Support Agreement, Ms. Abrams and Mr. Tolley were selected by the Company from a slate of four nominees proffered by the Required Consenting 2029 Holders. In connection with their appointments, each of Ms. Abrams and Mr. Tolley are expected to enter into engagement agreements with the Company, pursuant to which, among other things, each will receive compensation equal to $40,000 per month, payable in cash, for their service as directors of the Board during the pendency of the Chapter 11 Cases. The newly appointed directors will serve on the Transaction Committee of the Board, and Ms. Abrams will also serve on the Audit Committee of the Board.

Except as described herein, there are no arrangements or understandings between any of the newly appointed directors and any other persons pursuant to which such director was appointed as a director of the Company. None of the newly appointed directors have any family relationships with any of the Company’s directors or executive officers nor any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure.

Commencement of the Solicitation

Pursuant to the Restructuring Support Agreement, on March 4, 2026, prior to filing the Chapter 11 Cases, the Company Parties commenced the Solicitation, including by distributing the Disclosure Statement and other solicitation materials to certain eligible holders of claims against the Company Parties that are entitled to vote on the Plan. A copy of the Disclosure Statement (including the Plan and certain other exhibits attached thereto) is furnished as Exhibit 99.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept the Plan. Any solicitation or offer will only be made pursuant to the Disclosure Statement (as may be amended) and only to such persons and in such jurisdictions as is permitted under applicable law.

Press Release

On March 5, 2026, the Company issued a press release announcing the Company’s entry into the Restructuring Support Agreement, commencement of the Solicitation and filing of the Chapter 11 Cases. The press release is furnished as Exhibit 99.2 hereto.

Cleansing Materials

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Consenting 2029 Holders as part of the negotiations of the Restructuring Support Agreement. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to such Consenting 2029 Holders (the “Cleansing Materials”) upon the occurrence of certain events set forth in the NDAs. A copy of Cleansing Materials is attached to this Form 8-K as Exhibit 99.3.

The information in Cleansing Materials is based upon, among other things, assumptions with respect to the Company’s revenue, operating expenses, cost of capital, and performance as set forth in Cleansing Materials. Any financial projections or forecasts included in Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled, or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent KCC/Verita Global, LLC at https://veritaglobal.net/cumulusmedia, by calling (877) 634-7177 (toll-free) or +(424) 236-7223 (international), or by submitting an inquiry at https://www.veritaglobal.net/cumulusmedia/inquiry. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

The information in this Item 7.01 and in Exhibits 99.1 through 99.3 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its Class A common stock and Class B common stock) now and during the pendency of the Chapter 11 Cases is and will be highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of its securities could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. In particular, the Plan contemplates that all shares of the Company’s Class A common stock and Class B common stock will be cancelled for no consideration and the holders of such stock will not receive or retain any recovery or distribution.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of March 4, 2026, by and among the Company Parties and the Consenting 2029 Holders.*
99.1	Disclosure Statement, dated as of March 4, 2026.
99.2	Press Release, dated as of March 5, 2026.
99.3	Cleansing Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request. In addition, certain portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the SEC.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein.

All statements in this Current Report on Form 8-K that are not historical are forward-looking statements, including statements regarding the Company’s ability to continue operating its business and implement the Restructuring Transactions pursuant to the Chapter 11 Cases and the Plan, including the timetable of completing such transactions, if at all. Such risks and uncertainties include, among other things, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of the Company to consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; general economic or business conditions affecting the radio broadcasting industry which may be less favorable than expected, decreasing spending by advertisers; changes in market conditions which could impair the Company Parties’ intangible assets and the effects of any material impairment of their intangible assets; the Company Parties’ ability to execute their business plan and strategy; the ability to attract, motivate, and/or retain key executives and associates; increased competition in and with the media industry and the Company Parties’ ability to respond to changes in technology, including artificial intelligence, in order to remain competitive; the Company Parties’ ability to respond successfully to various legal, regulatory, and operational issues related to the ongoing development of artificial intelligence; shifts in population, demographics, audience tastes, and listening preferences; and other factors described in the “Risk Factors” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumulus Media Inc.

	By:	/s/ Francisco J. Lopez-Balboa
		Name:	Francisco J. Lopez-Balboa
		Title:	Executive Vice President, Chief Financial Officer

March 5, 2026